Exhibit 99.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is entered into by and between Douglas B. Mackie (“Consultant”) and Great Lakes Dredge & Dock Corporation (the “Company”) effective as of September 8, 2010 (the “Effective Date”). In consideration of the promises contained in this document, the parties agree as follows:

1.	Term. The Company hereby agrees to retain Consultant, and Consultant hereby agrees to serve, as a consultant to the Company with the titles “Chairman Emeritus, Executive Director and Senior Advisor”, on the terms and conditions set forth in this Agreement, during the period beginning on the Effective Date and ending on the earlier of September 7, 2011 or the date the Consultant ceases to perform all Consulting Services (as defined below) for any reason (the “Term”).

2.	Consulting Services. As Chairman Emeritus, Executive Director and Senior Advisor, Consultant will assist the Board of Directors of the Company (the “Board”), and the Chief Executive Officer (the “CEO”) of the Company and the President (the “President”) of the Company with such projects and initiatives as the Board, the CEO or the President from time to time may request, including those services described on Appendix A to this Agreement (collectively, the “Consulting Services”); provided that the Consultant shall only provide Consulting Services that are consistent with the services of an Executive Officer of the Company. During the Term, Consultant will make himself available as requested by the Board, the CEO or the President upon reasonable notice, to provide the Consulting Services.

3.	Consideration. During the Term, Consultant will receive the following consideration in payment for the Consulting Services:

a.	$187,500 payable within 10 days after the Effective Date.

b.	$150,000 payable within the first 10 days after the start of the fourth month of the Term.

c.	$50,000 payable within the first 10 days after the start of the seventh month of the Term;

d.	$50,000 payable within the first 10 days after the start of the 10th month of the Term.

e.	During the Term, the Company will make available to Consultant, at the Company’s expense, reasonable office space and administrative support, at the Company’s office in Oak Brook, Illinois.

f.	Consultant will be entitled to reimbursement for expenses for which he received advance authorization from the Board, CEO or President and that Consultant incurred in the performance of his duties hereunder.

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Consultant will not earn or accrue, or participate in any annual performance bonus plans or long-term incentive plans established or maintained by the Company or in any employee benefit plans or programs providing, any employee compensation or benefits as a result of providing Consulting Services.

4.	Not an Agreement for Employment. Consultant will provide the Consulting Services as an independent contractor to the Company. During the Term, Consultant will not be an employee of the Company and neither Consultant nor the Company will engage in any actions that would cause Consultant to be considered an employee of the Company. Consultant will have no authority to act as an agent of the Company, except on authority expressly so delegated to Consultant by the Board (or its designee), and Consultant will not represent to the contrary to any person. Consultant will only consult, render advice, and perform Consulting Services as directed or requested by the Board or the CEO or President. Without the prior approval or direction of the Board or the CEO or President, Consultant will not direct the work of any employee of the Company or undertake to commit the Company to any course of action in relation to third persons. No provision of this Agreement will be construed in any way as a contract of employment with the Company.

5.	Release. In exchange for the consideration paid under Section 3 and for severance payments under Appendix A of the Separation Agreement between the Consultant and the Company (the “Separation Agreement”), Consultant agrees that on the final day of the Term, Consultant shall execute and deliver to the Company the General Release and Agreement Not to Sue set forth in Appendix B to this Agreement (the “Release”).

6.	Confidential Information and Return of Company Property.

a.	The Consultant acknowledges and agrees that the Confidential Information (as defined below) of the Company and its subsidiaries and any other entity related to the Company (each, a “GLDD Entity”) that he obtained during the course of his employment by the Company and the Term of this Agreement is the property of the Company or such other GLDD Entity. The Consultant will never, directly or indirectly, disclose, publish or use any Confidential Information of which the Consultant has become aware, whether or not such information was developed by him. All duties and obligations set forth in this Agreement regarding Confidential Information shall be in addition to those that exist under the Illinois Trade Secrets Act and at common law.

b.	As used in this Agreement, “Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Company or any other GLDD Entity, in connection with its businesses, including but not limited to:

i.	products or services, unannounced products or services, product or service development information (or other proprietary product or service information);

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ii.	fees, costs, bids and pricing structures and quotations or proposals given to agents, customers, sureties, suppliers, or prospective customers, agents, sureties or suppliers or sureties, or received from any such person or entity;

iii.	accounting or financial records;

iv.	strategic business plans;

v.	information system applications or strategies;

vi.	customer and vendor lists and employee lists and directories;

vii.	marketing plans, bidding strategies and processes, and negotiation strategies, whether past, current, or future;

viii.	accounting and business methods;

ix.	legal advice and/or attorney work product;

x.	trade secrets and other proprietary information;

xi.	information, analysis or strategies regarding acquisitions, mergers, other business combinations, divestitures, recapitalizations, or new ventures; and

xii.	nonpublic information that was acquired by the Consultant concerning the requirements and specifications of the Company’s or any other GLDD Entity’s agents, vendors, contractors, customers, or potential customers.

c.	Notwithstanding Section 6.b, Confidential Information does not include any information that: (i) is publicly disclosed by law or pursuant to, and to the extent required by, an order of a court of competent jurisdiction or governmental agency; (ii) becomes publicly available through no fault of the Consultant; or (iii) has been published in a form generally available to the public before the Consultant proposes to disclose, publish, or use such information.

d.	The Consultant agrees that he will, on or before the expiration of the Consulting Agreement, or as agreed to otherwise by the CEO in writing for the purposes of further Company business, return to the Company all Confidential Information and all property of the Company or any GLDD Entity that is in the Consultant’s possession, custody or control, including but not limited to all originals, copies, or embodiments of any:

i.	keys and access cards;

ii.	computer hardware (including but not limited to all personal computers, laptop computers, iPhones, Blackberries, other personal data assistants, back-up drives and the contents thereof, as well as any passwords or codes needed to operate such equipment);

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iii.	computer software and programs, data, diskettes, CDs, DVDs, thumb-drives or other removable data storage devices, and other embodiments of electronic data (including, without limitation, any materials in any online or other third party storage media, as well as any passwords or codes needed to access such software, programs, data, and storage media);

iv.	materials, papers, books, files, memoranda, correspondence, e-mails, notes, documents, records, photographs, manuals, notebooks, program listings, flow charts, policies, customer information, customer lists, vendor information and lists, pricing information, marketing information, specifications, plans, data base information and/or lists, and mailing lists, that the Consultant has or had relating to the Company, any GLDD Entity, or any of their respective customers, contractors, vendors, agents, employees, plans, designs, contracts, agreements, strategies, inventions, systems, policies, and/or practices (whether those materials are on paper or in an electronic format).

The Consultant agrees not to keep any originals, copies, or embodiments of any such property or information in any form, and not to disclose their contents to any other person. So long as the Consultant does not violate any other part of this Agreement, nothing in this Section 6 precludes the Consultant from retaining or using information or documents related to any benefits to which he may be entitled as a former employee of the Company.

7.	Restrictive Covenants.

a.

During the Term and for the three-year period following the termination of the Consulting Period for any reason (the “Restricted Period”), the Consultant will not, on behalf of himself or any other entity, have an ownership interest in or become employed or engaged by, or otherwise participate in or render services to, any business or enterprise (including, without limitation, any division, group or franchise of a larger organization) within the Geographical Area (as defined below) that engages in any dredging or demolition or any other business engaged in by the Company; provided, however, that the this restriction shall not prohibit the Consultant from passive beneficial ownership of less than three percent of any class of securities of a publicly-held corporation whose stock is traded on a U.S. national securities exchange or traded in the over-the-counter market. For the purpose of this provision, “Geographical Area” means North America, Central America, South America, the Caribbean, the Middle East, Africa, India, Australia, and Asia. Notwithstanding anything in this Section 7 to the contrary, the Consultant may, at any time during the Restricted Period, provide written notice to the Company that (i) describes a particular business or employment opportunity that he is interested in pursuing or in which he may wish to engage, and (ii) request that the Company agree that the opportunity so described would

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not violate this Section 7(a). Within a reasonable time, the Company will send the Consultant a written response, indicating whether or not the Company consents to the Consultant engaging in the opportunity described in his notice.

b.	During the Restricted Period, the Consultant shall not affirmatively:

i.	induce or solicit, or attempt to induce or solicit, any employee of the Company to leave his or her employ, or in any way interfere with the relationship between the Company and any of its respective employees; or

ii.	induce or attempt to induce any customer (including any subsidiary or affiliate of any customer), or any agent, supplier, licensee, licensor, franchisee or other business relation of the Company, to cease doing business with the Company, or in any way interfere with the relationship between the Company and any customer (including any subsidiary or affiliate of any customer), or any agent, supplier, licensee, licensor, franchisee or other business relation.

c.	The Consultant confirms that he has fully complied with this Section 7 through the date on which he signed this Agreement.

8.	Enforcement. The Consultant agrees that given the nature of the Company’s business, the scope and duration of the restrictions in Sections 6 and 7 of this Agreement are reasonable and necessary to protect the legitimate business interests of the Company and do not and will not unduly interfere with the Consultant’s career or economic pursuits. The Consultant recognizes and agrees that any breach or threatened or anticipated breach of any part of Section 6 or 7 of this Agreement will result in irreparable harm and continuing damage to the Company, and that the remedy at law for any such breach or threatened or anticipated breach will be inadequate. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, the Consultant agrees (a) that the Company shall be entitled to seek and obtain an injunction or injunctions, without bond or other security, to prevent any breach or threatened or anticipated breach of any such section and (b) to the extent the Company has been damaged by such breach, the Company may withhold such damages from future payments under this Agreement and the Consultant may be required to repay to the Company any amounts he received from the Company under this Agreement and the Separation Agreement.

If any provision, section, subsection or other provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable. This Agreement as thus amended shall be enforced as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

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9.	Mutual Non-Disparagement. The Consultant agrees, on behalf of himself and his agents, representatives, attorneys, assigns, heirs, executors and administrators, not to make any oral or written statement to any third party that disparages any of the Released Parties (as defined in Appendix B); provided that the provisions of this Section 9 shall not apply to the extent necessary to enable Consultant to (a) provide testimony as a witness, (b) comply with other legal obligations or (c) assert defense against any claim of breach of this Agreement or the Separation Agreement, or to his statements or disclosures to directors of the Company, and shall not require Consultant to make false statements or disclosures. The Company agrees that its officers and directors will not make any oral or written statement to anyone that disparages Consultant or his job performance; provided that the provisions of this Section 9 shall not apply to testimony as a witness, compliance with other legal obligations, or assertion of or defense against any claim of breach of this Agreement or the Separation Agreement, or to statements to Consultant, and shall not require the Company’s officers or directors to make false statements or disclosures.

10.	Breach of Agreement or Separation Agreement. In the event Consultant materially breaches his obligations under this Agreement or the Separation Agreement before the end of the Term, the Term will terminate and the Consultant will be obligated to immediately return to the Company the gross amount of any consideration paid under Section 3 of this Agreement. Further, in the event Consultant fails to execute and deliver the Release on the final day of the Term or revokes the ADEA Release (as defined in Section 3 of the Release), then Consultant will be obligated to immediately return to the Company the gross amount of any consideration paid under Sections 3 of this Agreement and will not be entitled to any severance pay under Appendix B of the Separation Agreement.

11.	Miscellaneous.

a.	Notices. Any notices, consents or other communications required or permitted to be sent or given hereunder shall be in writing and shall be deemed properly served if (i) delivered personally, in which case the date of such notice shall be the date of delivery; (ii) delivered to a nationally recognized overnight courier service, in which case the date of delivery shall be the next business day; or (iii) sent by facsimile transmission (with a copy sent by first-class mail), in which case the date of delivery shall be the date of transmission, or if after 5:00 P.M., the next business day. If not personally delivered, notice shall be sent using the addresses set forth below:

If to Consultant, to the last address on file in the records of the Company.

If to the Company:

Great Lakes Dredge & Dock Company 2122 York Road Oak Brook, IL 60523
Attn: Chief Executive Officer
Facsimile: (630) 574-3007

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With a copy to:

Great Lakes Dredge & Dock Company
2122 York Road Oak Brook, IL 60523
Attn: General Counsel
Facsimile: (630) 574-3007

or such other address as may hereafter be specified by notice given by either party to the other party. Consultant shall promptly notify the Company of any change in his address set forth on the signature page.

b.	No Requirement to Withhold Taxes. It is intended that the consideration paid to you under Section 3 will constitute revenue to Consultant. To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as Federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Consultant will be solely responsible for the withholding or payment of any Federal, state or local income or payroll taxes and Consultant agree to hold the Company, its officers, directors and employees harmless from any liabilities arising from the failure to withhold or pay such amounts.

c.	Successors and Assigns. This Agreement shall not be assignable by Consultant without the Company’s written consent. The Company may unilaterally assign this Agreement to any successor employer or corporation or entity that purchases substantially all of the assets of or succeeds to the business of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

d.	No Waiver. No failure or delay by the Company or the Consultant in enforcing or exercising any right or remedy hereunder will operate as a waiver thereof. No modification, amendment or waiver of this Agreement or consent to any departure by the Consultant from any of the terms or conditions thereof, will be effective unless in writing and signed by the Chairman of the Company’s Board. Any such waiver or consent will be effective only in the specific instance and for the purpose for which given.

e.	Severability; Survivability. If any term or provision of this Agreement shall be held to be invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby and shall be enforced to the fullest extent permitted under law.

f.	Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

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g.	Governing Law; Consent to Jurisdiction; Waiver of Jury. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to its conflict of law principles. For the purposes of any suit, action, or other proceeding arising out of this Agreement or with respect to Consultant’s services hereunder, the parties: (i) agree to submit to the exclusive jurisdiction of the federal or state courts located in Cook County, Illinois; (ii) waive any objection to personal jurisdiction or venue in such jurisdiction, and agree not to plead or claim forum non conveniens; and (iii) waive their respective rights to a jury trial of any claims and causes of action, and agree to have any matter heard and decided solely by the court.

h.	Section 409A. The provisions of and consideration paid pursuant to this Agreement are intended to be exempt from the application of Section 409A of the Internal Revenue Cod of 1986, as amended, and the regulations and guidance promulgated and in effect thereunder (“Section 409A”). All provisions of this Agreement will be interpreted so as to not result in an additional tax under Section 409A and, to the extent reasonably determined to be necessary by the parties, the parties agree to amend this Agreement to avoid an additional tax under Section 409A.

i.	Construction. The language used in this Agreement will be deemed to be the language chosen by Consultant and the Company to express their mutual intent, and no rule of strict construction will be applied against Consultant or the Company. The heading in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of the provision.

j.	Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or letters of intent with regard to the subject matter contained herein between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by each of the parties hereto.

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[SIGNATURE PAGE TO THE CONSULTING AGREEMENT]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Consulting Agreement as of the date first set forth above.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Bruce J. Biemeck

	Name:	Bruce J. Biemeck

	Title:	Lead Director

/s/ Douglas B. Mackie
Douglas B. Mackie

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APPENDIX A

CONSULTING SERVICES

During the Term, the Consultant will provide the following Consulting Services as an independent contractor to the Company:

1.	During the first three months of the Term:

a.	Maintain visible presence in Oak Brook office for 3 months (September through November) except during two week period starting October 1, 2010;

b.	Regularly see Company employees for purposes of counseling on Company matters;

c.	Attend bid meetings with the CEO and/or the President;

d.	Attend Senior Management meetings;

e.	Continue as member of Washington D.C. effort with individuals as directed by the CEO and/or President

f.	Meet weekly with the Equipment Manager to help assess equipment and budget for 2011;

g.	Meet once a week with the Assistant General Counsel to review legal issues and initiatives and prepare periodic summary report of activities;

h.	Consult as required regarding insurance status, including (i) working with insurance managers to prepare status memoranda on coverages, issues, renewals and strategy; (ii) arranging a meeting or meetings with third parties, the CEO and/or the President for introduction and transition of relationship; (iii) consulting as required regarding bonding agreement; and (iv) preparing summary memoranda regarding status, issues and strategy;

i.	To the extent permitted by the Dredging Contractors of America , continue role as President of Dredging Contractors of America, call on members as goodwill gesture, including the CEO and/or the President in meetings, and prepare a detailed summary and analysis of competitors;

j.	Participate in Strategic Planning process, working team and then with the CEO and the President to assess process and plan for future opportunities;

k.	Participate in Safety Leadership Team meetings, and work with the Project Managers and safety professionals on-site: focus on struggling dredges (e.g., hydraulic group);

l.	Participate in investor meetings as directed by the CEO and the President; and

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m.	At the request the CEO and/or the President, transition international relationships and duties, including travel if required.

2.	Nine months starting December 1, 2010, and to the extent deemed necessary by the CEO or President:

a.	Maintain presence in office but with fewer hours and less interaction;

b.	Actively participate in Senior Management review of budget for Fiscal 2011;

c.	Attend periodic Senior Management meetings and bid meetings;

d.	Hold periodic meetings with the Assistant General Counsel regarding legal matters and with the Equipment Manager regarding equipment status;

e.	Continue role as Dredging Contractors of America President and continue to interact with competitors;

f.	Continue D.C. presence to support/advise company on initiatives;

g.	Assist the CEO and the President in salary review and performance appraisal for President of Dredging Operations;

h.	At the request of the CEO and/or President, participate in Safety Leadership Team meetings. Work with the Project Managers and safety professionals on-site: focus on struggling dredges (e.g., hydraulic group);

i.	Participate in investor meetings as directed by the CEO and the President; and

j.	At the request the CEO and/or the President, transition international relationships and duties, including travel if required.

3.	Thereafter, maintain office in Oak Brook, Illinois and remote location, if desired, and to continue limited presence for consultation by Senior Management and carrying out Board responsibilities.

APPENDIX B

GENERAL RELEASE AND AGREEMENT NOT TO SUE

1.	Released Parties. As used in the Agreement and in the Release, “Released Parties” means (a) the Company, (b) all of the Company’s subsidiaries and affiliates, and (c) all past and present officers, directors, agents, employees, employee benefit plans (and their sponsors, fiduciaries and administrators), insurers, and attorneys of any of the entities described in the immediately preceding clauses (a) and (b).

2.	Release and Agreement Not to Sue.

a.	In return for the consideration from the Company described in this Agreement, the Consultant, on behalf of himself and his agents, representatives, attorneys, assigns, heirs, executors, and administrators, releases each of the Released Parties from, and agrees not to bring any action, suit, or proceeding against any of the Released Parties regarding, any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type (collectively, “Claims”), relating to any act, failure to act, or event that occurred up to and including the date on which the Consultant signs this Release expressly excluding claims based upon the Agreement, the Separation Agreement, or an employee pension or welfare benefit plan maintained by the Company, including, without limitation, all Claims arising out of or in connection with the Consultant’s prior employment or separation of employment with the Company or the Consultant’s service to the Company during the Term or the termination of that service, and including but not limited to:

i.	any and all Claims for violation of any federal, state or local law, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the False Claims Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Illinois Human Rights Act, and the Illinois Wage Payment and Collection Act;

ii.	any and all Claims for wrongful or retaliatory discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation or fraud, negligent or intentional interference with contract or prospective economic advantage, defamation, negligence, personal injury, invasion of privacy, false imprisonment, conversion, or any other contract or tort claim;

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iii.	any and all Claims arising out of any constitutional provision, statute, law, ordinance, order, or regulation relating to employment, termination of employment, or discrimination or retaliation in employment; and

iv.	any and all Claims for attorneys’ fees and costs.

b.	The Consultant affirms that as of the time he signed this Release, no Claim, action or proceeding covered by Section 2(a) was pending against any of the Released Parties.

3.	Consultant’s Right to Revoke Release of Age Discrimination Claims. The Consultant has the right to revoke his release of claims under the Age Discrimination in Employment Act described in Section 2(a) of this Release (the “ADEA Release”) for up to seven days after the Consultant signs this Release (the “Revocation Period”). In order to do so, the Consultant must sign and send a written notice of the decision to revoke the ADEA Release to the Company as provided in Section 11(a) of the Agreement, and that written notice must be received by the Company no later than the eighth day after the Consultant signed this Release. If the Consultant revokes the ADEA Release, then Consultant will be obligated to immediately return to the Company the gross amount of any consideration paid under Section 3a through 3d of this Agreement and will forfeit all severance payments provided under Appendix A of the Separation Agreement.

/s/ Douglas B. Mackie
Douglas B. Mackie

Date:	September 8, 2010